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                                                            EXHIBIT 99.3

        [LOGO]               FIFTH THIRD BANCORP
                             C/O CORPORATE TRUST SERVICES
                             MAIL DROP 10AT66-3212
                             38 FOUNTAIN SQUARE PLAZA
                             CINCINNATI, OHIO 45263

        *  PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.  *
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             In their discretion, the proxies are authorized to vote
        upon such other business as may properly come before the Special Meeting. This proxy when executed will be voted in the manner directed hereby the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1 and 2. ALL FORMER PROXIES ARE HEREBY REVOKED. The affirmative vote of a majority of the shares represented at the Special Meeting may authorize the adjournment of the Special Meeting; provided, however, that no proxy which is voted against a proposal will be voted in favor of adjournment to solicit further proxies for the proposal.

             The undersigned acknowledges receipt from Fifth Third prior to the execution of this proxy of notice of the Special Meeting
        and a proxy statement/prospectus dated                     ,
        2001.

                                           Dated: ................, 2001

                                           .............................
                                           (Signature of Stockholder)

                                           .............................
                                           (Signature of Stockholder)

                                           (Please sign exactly as your
                                           name or names appear
                                           opposite. All joint owners
                                           should sign. When signing in
                                           a fiduciary capacity or as a
                                           corporate officer, please
                                           give your full title as
                                           such.)
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        *  PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.  *

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[LOGO]                                                   REVOCABLE PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                              FIFTH THIRD BANCORP
                            38 Fountain Square Plaza
                             Cincinnati, Ohio 45263

The undersigned hereby appoints             ,             and
                    and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of FIFTH THIRD BANCORP which the undersigned is entitled to vote at the Special Meeting of the Shareholders of said Company scheduled to be held on
                  , 2001 at 10:00 a.m. at             ,             ,
        Cincinnati, Ohio, or at any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE
        THE ISSUANCE OF SHARES OF FIFTH THIRD COMMON STOCK TO THE SHAREHOLDERS OF OLD KENT IN THE MERGER AND FOR THE PROPOSAL TO AMEND FIFTH THIRD'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF FIFTH THIRD COMMON STOCK FROM 650,000,000 SHARES TO 1,300,000,000 SHARES.

Please indicate your vote by marking an X in one of the boxes below.

1. PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER DATED AS OF NOVEMBER 20, 2000 BETWEEN FIFTH THIRD BANCORP AND OLD KENT FINANCIAL CORPORATION AND APPROVE THE ISSUANCE OF SHARES OF FIFTH THIRD COMMON STOCK TO THE SHAREHOLDERS OF OLD KENT IN THE MERGER OF OLD KENT WITH AND INTO A WHOLLY-OWNED SUBSIDIARY OF FIFTH THIRD, PURSUANT TO THE PLAN AND AGREEMENT OF MERGER.

                    [ ]  FOR    [ ]  AGAINST   [ ]  ABSTAIN

2. PROPOSAL TO AMEND ARTICLE FOURTH OF THE AMENDED ARTICLES OF
   INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK, WITHOUT PAR VALUE, FROM 650,000,000 SHARES TO 1,300,000,000 SHARES.

                    [ ]  FOR    [ ]  AGAINST   [ ]  ABSTAIN